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                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into on April 20, 1999 between Project Software & Development, Inc., a Massachusetts corporation (the "Company"), and W.W. Grainger, Inc., an Illinois corporation (the "Investor").

         WHEREAS, Investor has requested that the Company issue and sell Investor an aggregate of 500,000 Shares of the Company's common stock, par value $.01 per share (the "Common Stock"), pursuant to a stock purchase agreement dated as of even date herewith (the "Stock Purchase Agreement"); and

         WHEREAS, the Investor has requested and the Company is willing to grant certain registration rights to the Investor as contemplated by the Stock Purchase Agreement;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.1 DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, and any Person in which such Person owns 50% or more of the voting equity interests.

         "Overhang Risk" means a substantial risk that the offering and sale of some or all shares sought to be sold in a Piggyback Registration will substantially reduce the proceeds or price per unit to be derived from a registration by the Person on whose behalf a registration statement is filed.

         "Person" means an individual, corporation, partnership, limited liability company, association, trust, governmental authority or other entity or association.

         "Registrable Shares" means any shares of Common Stock acquired pursuant to the Stock Purchase Agreement and held by the Investor. As to any particular Registrable Shares, such shares will cease to be Registrable Shares when and to the extent that: (i) they are sold pursuant



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to a public offering registered under the Securities Act or (ii) the holder of such Registrable Shares sells them to the public in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or (iii) all of such Shares may be sold in a three month period under Rule 144.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

                                   ARTICLE II

                             PIGGYBACK REGISTRATIONS

         SECTION 2.1 RIGHT TO PIGGYBACK. If the Company proposes to undertake an underwritten offering of Common Stock for its account or the account of others and the registration form to be used for such offering may be used for the registration of Registrable Shares (a "Piggyback Registration"), the Company will give prompt written notice to all holders of Registrable Shares of its intention to effect such a registration (a "Piggyback Notice"). Subject to SECTIONS 2.2 and 2.3, the Company will include in such registration all Registrable Shares with respect to which the Company has received written requests for inclusion therein. The holders of Registrable Shares shall be entitled to an unlimited number of Piggyback Registrations. The Company hereby represents that no person is entitled by any agreement with the Company (or otherwise except as reflected in Section 2.2 (b) and (c) below) to any demand or piggyback rights to register shares of the Company's common stock, other than the Massachusetts Capital Resource Company ("MCRC"), which is entitled to certain demand and piggyback registration rights with respect to approximately 111,750 shares of Common Stock pursuant to Article V of that certain Subordinated Note and Warrant Purchase Agreement dated December 10, 1992 between the Company and MCRC.

         SECTION 2.2 PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriter(s) advise(s) the Company and the Investor in writing that in its/their opinion the number of securities requested to be included in such registration would create an Overhang Risk, the Company will include in such registration: (a) first, the securities the Company proposes to sell; (b) second, up to 400,000 shares owned beneficially by Susan H. Daniels;
(c) third, on a pro rata basis based on the number of shares beneficially owned by each as to which registration has been requested, the Registrable Shares requested to be included therein and any other shares requested to be included in such registration that are owned beneficially by Robert L. Daniels and by MCRC; (d) fourth by Persons other than the holders of Registrable Shares pursuant to registration rights granted after the date of this Agreement; and
(e) fifth, such other securities as to which registration is requested on the basis of the number of shares of such securities owned by each such holder.


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         SECTION 2.3 PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback
Registration is a secondary registration on behalf of holders of the Company's securities other than the Registrable Shares, and the managing underwriter(s) advise(s) the Company and the Investor in writing that in its/their opinion the number of securities requested to be included in the registration would create an Overhang Risk, the Company will include in the registration: (a) first, the securities requested to be included therein by the holders requesting such registration pursuant to demand registration rights; (b) second, up to 400,000 shares owned beneficially by Susan H. Daniels; (c) third, on pro rata basis based on the number of shares beneficially owned by each as to which registration has been requested, the Registrable Shares requested to be included therein and any other shares requested to be included in such registration that are owned beneficially by Robert L. Daniels and by MCRC; and (d) fourth, all other shares as to which registration is requested.

         SECTION 2.4 UNDERWRITING AGREEMENT. The right of any holder of Registrable Securities to participate in such distribution shall be conditioned upon such holder's agreement to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.


                                   ARTICLE III

                             REGISTRATION PROCEDURES

         Whenever the holders of Registrable Shares request that any Registrable Shares be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Company as expeditiously as possible will:

         SECTION 3.1 NOTICE. Give the Investor written notice, no less than 10 days prior to the filing of the registration statement, of the Company's intention to conduct a public offering pursuant to which the Investor's registration rights would apply. Within 7 days of receipt of such notice, the Investor will advise the Company whether the Investor wishes to include Registrable Shares in such registration statement, and if so, the number of shares it wishes to include.

         SECTION 3.2 REGISTRATION STATEMENT. Prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement with respect to such Registrable Shares and use its reasonable efforts to cause such registration statement to become effective; provided, however, that the Company may delay the filing or effectiveness of such registration statement or suspend sales at any time under the registration statement immediately upon notice to the undersigned at the last known address of the undersigned, for a period or periods of time not to exceed in the aggregate 90 days during any 12-month period, if there then exists material, non-public information relating to the Company and, in the reasonable opinion of the Board of




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Directors of the Company, disclosure of such information would jeopardize an important corporate objective and is not otherwise required by law; provided, further, that the Company shall have the right to withdraw the registration statement should it decide that it no longer wishes to pursue such offering.

         SECTION 3.3 AMENDMENTS AND SUPPLEMENTS. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as are necessary to keep the registration statement effective for the period required by the intended method of disposition or to describe the terms of any offering made from an effective Shelf Registration, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement.

         SECTION 3.4 COPIES OF STATEMENT. Furnish to each seller of Registrable Shares and to its underwriter the number of copies of the registration statement, each amendment and supplement thereto, the prospectus included in the registration statement (including each preliminary prospectus) and any other documents that the seller reasonably requests to facilitate the disposition of its Registrable Shares.

         SECTION 3.5 BLUE SKY LAWS. Use its reasonable efforts to register or qualify such Registrable Shares under the securities or "blue sky" laws of any jurisdiction(s) that any seller reasonably requests and do any and all other acts and things that reasonably are necessary or advisable to enable such seller to consummate the disposition in such jurisdiction(s) of its Registrable Shares; provided, that the Company will not be required to: (a) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section, (b) subject itself to taxation in any such jurisdiction,
(c) consent to general service of process in any such jurisdiction or (d) qualify such Registrable Shares in any jurisdiction where expressions of investment interest are not sufficient reasonably to justify the expense of qualification in that jurisdiction or where such qualification would require the Company to register as a broker or dealer in such jurisdiction.

         SECTION 3.6 ANTIFRAUD RULES. Notify each seller of such Registrable
Shares: (a) when a prospectus relating thereto is required to be delivered under the Securities Act, or (b) of the happening of any event as a result of which the prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and in such event, at the request of any seller, the Company will prepare a supplement or amendment to the prospectus so that, as thereafter delivered to the purchasers or offerees of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

         SECTION 3.7 SECURITIES EXCHANGE LISTINGS. Cause all such Registrable Shares to be





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listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed and to be qualified for trading on each system on which similar securities issued by the Company from time to time are qualified.

         SECTION 3.8 TRANSFER AGENT AND REGISTRAR. Provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such registration statement and thereafter maintain a transfer agent and registrar.

         SECTION 3.9 DUE DILIGENCE. Permit the Investor, and its accountants and counsel to conduct a reasonable due diligence investigation of the Company which shall include (if necessary in the opinion of Counsel to the Investor) inspection of all financial and other records, pertinent corporate documents and assets of the Company, and reasonable access to the Company's officers, directors, employees and independent accountants who shall supply all information, certificates, opinions and "comfort letters" reasonably requested by the Investor, or such accountants or counsel.

         SECTION 3.10 EARNING STATEMENT. Use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

         SECTION 3.11 MANAGEMENT AVAILABILITY. In connection with underwritten offerings, make available appropriate management personnel for participation in the preparation and drafting of the registration statement, in due diligence meetings and in a series of "road show" meetings located in various cities.

         SECTION 3.12 STOP ORDERS. In the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts to obtain the withdrawal of such order promptly.

         SECTION 3.13 COMFORT LETTER. Obtain a "comfort letter" from the Company's independent public accountants addressed to the selling holders of Registrable Shares and the underwriters in customary form and covering such matters of the type customarily covered by comfort letters as the holders of a majority of the Registrable Shares being sold reasonably request.

         The Investor on behalf of itself and any transferees of Registrable Shares severally agrees that, upon receipt of any notice from the Company of the happening of any event of the kind

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described in SECTION 3.6 or 3.12, the holders of Registrable Shares promptly will discontinue any disposition of Registrable Shares pursuant to a Piggyback Registration until receipt of copies of an appropriate supplement or amendment to the prospectus under SECTION 3.6 or until the withdrawal of the stop order under SECTION 3.12, as appropriate.

                                   ARTICLE IV

                              REGISTRATION EXPENSES

         SECTION 4.1 EXPENSES BORNE BY COMPANY. Except as specifically otherwise provided in SECTION 4.2, the Company will be responsible for the payment of all expenses incident to any Piggyback Registration, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or "blue sky" laws, printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company, and all independent certified public accountants and other Persons retained by the Company (all such expenses being the "Registration Expenses").

         SECTION 4.2 EXPENSES BORNE BY SELLING SHAREHOLDERS. The selling shareholders will be responsible for the payment of underwriting discounts, commissions and other sales expenses incident to any Piggyback Registration and for the fees and expenses of their counsel, if any.

                                    ARTICLE V

                                 INDEMNIFICATION

         SECTION 5.1 INDEMNIFICATION BY COMPANY. The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Shares sold in an offering pursuant to a registration statement hereunder, its officers, directors and trustees and each Person who controls (within the meaning of the Securities Act) such holder against all losses, claims, damages, liabilities or expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus relating to such offering, or any amendment or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder or by the underwriters expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus, or any amendments or supplements thereto, after the Company has furnished it with a sufficient number of copies of the same.

         SECTION 5.2 INDEMNIFICATION BY HOLDERS. In connection with any registration statement in which a holder of Registrable Shares is participating, each such holder will furnish to the Company in writing any information that the Company reasonably requests for use in





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connection with the registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls (within the meaning of the Securities Act) the Company against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder; provided, that the obligation to indemnify will be individual to each holder and will be limited to the proceeds received by such holder from the sale of Registrable Shares pursuant to the registration statement. In connection with an underwritten offering, each such holder will indemnify the underwriter(s), its/their officers and directors and each Person who controls (within the meaning of the Securities Act) the underwriter(s) at least to the same extent as provided above with respect to the indemnification of the Company.

         SECTION 5.3 ASSUMPTION OF DEFENSE BY INDEMNIFYING PARTY. Any Person entitled to indemnification hereunder will: (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (b) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. In no event will the indemnifying party be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be withheld unreasonably). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

         SECTION 5.4 BINDING EFFECT. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities.

         SECTION 5.5 CONTRIBUTION. (a) If the indemnification provided for in
SECTION 5.1 or 5.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages, liabilities and expenses, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statement or omission that resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant



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equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether such statement or omission relate to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (b) Notwithstanding CLAUSE (a), the amount any shareholder(s) shall be obligated to contribute pursuant to CLAUSE (a) shall be limited to the proceeds to such shareholder(s) of the Registrable Shares sold pursuant to the registration statement that gives rise to the obligation to contribute (less the amount of any monies that the shareholder(s) otherwise has/have been required to pay in respect of such losses, claims, damages, liabilities or expenses or any substantially similar losses, claims, damages, liabilities or expenses arising from the sale of such Registrable Shares).

         SECTION 5.6 SURVIVAL OF INDEMNITY. The indemnification provided by
ARTICLE V shall be a continuing right to indemnification and shall survive the registration and sale of any Registrable Shares by any Person entitled to indemnification hereunder and the expiration or termination of this Agreement.


                                   ARTICLE VI

                   PARTICIPATION IN UNDERWRITTEN REGISTRATION

         No Person may participate in any registration hereunder that is underwritten unless such Person: (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Person(s) entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                                   ARTICLE VII

                                  MISCELLANEOUS

         SECTION 7.1 NO INCONSISTENT AGREEMENTS. The Company hereafter will not enter into any agreement with respect to its securities that violates the rights granted to the holders of Registrable Shares in this Agreement.

         SECTION 7.2 REMEDIES. Any Person having rights under any provision of this Agreement will be entitled to enforce its rights specifically to recover damages caused by reason of any breach of this Agreement and to exercise all other rights granted by law.

         SECTION 7.3 EXPIRATION. Except as specifically otherwise provided herein, this




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Agreement shall terminate on the earlier to occur of: (a) such time as all
Registrable Shares have ceased to be Registrable Shares hereunder and (b) such time as the holders of Registrable Shares own, in the aggregate, one percent or less of the total outstanding shares of Common Stock.

         SECTION 7.4 AMENDMENTS AND WAIVERS. Except as specifically otherwise provided herein, this Agreement may be amended or waived only upon the prior written consent of the Company and holders of a majority of the then outstanding Registrable Shares.

         SECTION 7.5 NOT BINDING ON SUCCESSORS AND ASSIGNS. The Purchaser shall have the right to transfer to a wholly-owned subsidiary the Registrable Shares and its rights and obligations under this Agreement. Except as set forth in the previous sentence, the parties shall not assign their rights and obligations, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other party hereto.

         SECTION 7.6 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, that provision will be ineffective only to the extent of the prohibition or invalidity, without invalidating the remainder of this Agreement.

         SECTION 7.7 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, and all of which taken together will constitute one and the same Agreement.

         SECTION 7.8 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are included for convenience only and do not constitute a part of this Agreement.

         SECTION 7.9 GOVERNING LAW. The laws of the State of Delaware will govern the construction, validity and interpretation of this Agreement without regard to any choice of law or conflict of law provision or rule.

         SECTION 7.10 NOTICES. All communications, notices and consents provided for in this Agreement shall be in writing and be deemed given (a) on delivery if given in person, (b) on the date of transmission if sent by telex, facsimile or other means of wire transmission (receipt confirmed), (c) one (1) day after being delivered to a nationally recognized overnight courier or (d) four (4) business days after being deposited in the United States mails, with proper postage and documentation, for first-class registered or certified mail, prepaid.

Notices shall be addressed as follows:

         If to Investor:

         Prior to June 1, 1999                       After June 1, 1999

         W.W. Grainger, Inc.                         W.W. Grainger, Inc.
         455 Knightsbridge Parkway                   100 Grainier Parkway
         Lincolnshire, Illinois     60069            Lake Forest, Illinois 60045
         Attn: Secretary                             Attn: Secretary


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         If to the Company, to:

         Project Software & Development, Inc
         100 Crosby Drive
         Bedford, Massachusetts 01730
         Attn: Chief Financial Officer

provided, that if any party shall have designated a different address by notice to the others, then to the last address so designated.



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         IN WITNESS WHEREOF, the parties hereto have executed this Registration
Rights Agreement as of the date first above written.


                                     PROJECT SOFTWARE & DEVELOPMENT, INC

                                     By:  /s/ Norman E. Drapeau
                                          -------------------------------------
                                          Name:  Norman E. Drapeau
                                          Its:  President and CEO


                                     W.W. GRAINGER, INC.

                                     By:  /s/ John A. Schweig
                                          -------------------------------------
                                          Name: John A. Schweig
                                          Its:  Senior Vice-President